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                                                                     EXHIBIT 11

CALCULATION OF PRIMARY AND FULLY DILUTED EARNINGS PER SHARE
PNC BANK CORP. AND SUBSIDIARIES

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
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                                                                               Year Ended December 31,
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In Thousands, except per share data                        1993          1992            1991           1990            1989
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
PRIMARY AVERAGE COMMON SHARES OUTSTANDING
Weighted average shares of common stock outstanding      233,782        221,408         195,372         189,520         186,440
Weighted average common shares to be issued
using average market price and assuming:
 Exercise of stock options                                 2,556          2,498           1,370              76             658
 Exercise of warrants                                         48            117             130             118             172
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 Primary weighted average common shares                  236,386        224,023         196,872         189,714         187,270
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FULLY DILUTED AVERAGE COMMON SHARES OUTSTANDING
Weighted average shares of common stock outstanding      233,782        221,408         195,372         189,520         186,440
Weighted average common shares to be issued
using average market price or period-end market
price, whichever is higher, and assuming:
 Conversion of preferred stock Series A & B                  256            296             328             370             424
 Conversion of preferred stock Series C                      748            870             944                           1,482
 Conversion of preferred stock Series D                      946          1,186           1,354                           2,316
 Conversion of debentures                                     85            206             478                           1,402
 Exercise of stock options                                 2,556          3,037           2,696              76             660
 Exercise of warrants                                         48            122             152             118             172
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 Fully diluted weighted average common shares            238,421        227,125         201,324         190,084         192,896
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PRIMARY EARNINGS PER COMMON SHARE
Income before cumulative effect of changes in
 accounting principles                                  $745,263       $529,440        $389,786         $70,912        $377,440
Cumulative effect of changes in
accounting principles,
 net of tax benefit of $5,343 and $52,804                (19,393)      (102,501)
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Net income                                              $725,870       $426,939        $389,786         $70,912        $377,440

Add: ESOP dividends tax benefit                                           2,680           1,985           2,195
Less: Preferred dividends declared                         1,832          3,056           3,295           3,458           4,794
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Net income applicable to primary earnings
 per common share                                       $724,038       $426,563        $388,476         $69,649        $372,646

Primary before cumulative effect of
 changes in accounting principles                          $3.14          $2.36           $1.97            $.37           $1.99
Cumulative effect of changes in
  accounting principles                                     (.08)          (.46)
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Primary earnings per common share                          $3.06          $1.90           $1.97            $.37           $1.99
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FULLY DILUTED EARNINGS PER COMMON SHARE
Income before cumulative effect of changes
 in accounting principles                               $745,263       $529,440        $389,786         $70,912        $377,440
Cumulative effect of changes in
 accounting principles,
 net of tax benefit of $5,343 and $52,804                (19,393)      (102,501)
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Net income                                              $725,870       $426,939        $389,786         $70,912        $377,440
Add:  Interest expense on convertible
       debentures (net of tax)                                57            142             368                             971
      ESOP dividends tax benefit                                          2,680           1,985           2,195
Less: Dividends declared on non-convertible
       preferred stock                                        34            879             879             879             879
      Convertible preferred dividends                                                                     2,499
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Net income applicable to fully diluted
 earnings per common share                              $725,893       $428,882        $391,260         $69,729        $377,532

Fully diluted before cumulative effect
 of changes in accounting principles                       $3.13          $2.34           $1.94            $.37           $1.96
Cumulative effect of changes in
  accounting principles                                     (.09)          (.45)
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Fully diluted earnings per common share                    $3.04          $1.89           $1.94            $.37           $1.96
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With respect to the 1990 fully diluted earnings per share calculation, preferred stock series C and D, and the convertible debentures were excluded since the conversion of these securities would have the effect of increasing the earnings per share amount for the year.